EXHIBIT 10.1

SEPARATION, GENERAL RELEASE AND NON-COMPETE AGREEMENT

This Separation, General Release and Non-Compete Agreement (the “Agreement”) is entered into by and between Gerald M. Benstock, who resides at 3126 Tiffany Drive, Belleair Beach, FL 33786 (“Benstock”), and Superior Uniform Group, Inc., a Florida corporation with its principal offices at 10055 Seminole Boulevard, Seminole, Florida 33772 (“Superior”), this 17th day of December, 2012 (the “Effective Date”).  Benstock and Superior each may be referred to as a “Party” or collectively as the “Parties”.  The use of the “Company” shall mean Superior and its direct and indirect subsidiaries, affiliates, and divisions.

WHEREAS, during the more than sixty years that Benstock has been involved with the Company as employee, President, Chief Executive Officer, Chairperson of the Board of Directors, and shareholder, he has been instrumental to the growth and success of the Company; and

WHEREAS, Benstock has extensive experience, knowledge, and expertise concerning the Company’s business, the industries in which the Company operates, and its customers, vendors, and suppliers; and

WHEREAS, during the course of Benstock’s employment and involvement with the Company, the Company trained Benstock and has imparted to Benstock considerable proprietary, confidential, and/or trade secret information, data, and/or materials of the Company; and

WHEREAS, the Company has a vital interest in maintaining its valuable confidential business information and trade secrets, protecting its relationships with existing and prospective customers, vendors, and suppliers, and safeguarding its goodwill, since doing so allows the Company to compete fairly and enhances the value of the Company to its shareholders; and

WHEREAS, the Company wishes to honor Benstock’s service, protect itself from the possibility of Benstock competing with the Company, and, at its discretion, have the ability to receive Benstock’s advice concerning discrete matters; and

WHEREAS, Benstock is willing to restrict himself from competing against the Company and be available to advise the Company as requested.

  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Benstock agree as follows:

1.           TERM.  This Agreement is effective from December 16, 2012 through December 15, 2015, inclusive (the “Term”).  The Term shall be comprised of three (3) one-year periods (each, a “Period”), each of which commences on December 16 of its respective year (each, a “Period Start Date”).

2.           TERMINATION.  The Agreement shall terminate upon the earlier of (i) Benstock’s death, disability, incapacitation, loss of mental faculty, or the like; (ii) Benstock’s written notice to the Company of his intent to terminate the Agreement; or (iii) the decision of the Chief Executive Officer or the Board of Directors of Superior that the value of the relationship with Benstock described in this Agreement no longer warrants the remaining payment(s) specified in this Agreement.

  a.           Upon termination of the Agreement by either Party, the Company shall have no obligation to pay Benstock any unpaid amount.

  b.           Superior (via the Board of Directors, Chief Executive Officer, or person primarily responsible for Superior should there be no Chief Executive Officer) shall have the sole discretion to determine whether Benstock is disabled, incapacitated, or has a loss of mental faculty, or the like.

3.           CONFIDENTIALITY.  “Confidential Information” shall mean information disclosed to Benstock or known by Benstock as a consequence of, or through, Benstock’s prior employment with the Company, service as a director for the Company, and/or this Agreement (including information conceived, originated, discovered, or developed in whole or in part by Benstock), not generally known in the relevant trade or industry, about the Company’s business, products, processes, and services, including, but not limited to, information relating to research, development, inventions, computer program designs, flow charts, source and object codes, products and services under development, pricing and pricing strategies, marketing and selling strategies, servicing, purchasing, accounting, engineering, cost and costing strategies, sources of supply, potential acquisitions, customer lists, customer requirements, business methods or practices, training and training programs, and the documentation thereof.  Provided, however, that Confidential Information shall not mean data or information (i) which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by Benstock without authorization from the Company: (ii) which has been independently developed and disclosed by others; or (iii) which has otherwise entered the public domain through lawful means.

  Benstock warrants and agrees that he will not reproduce, use, distribute, disclose, publish, misappropriate, or otherwise disseminate any Confidential Information or Trade Secret (as defined by applicable common law or statute) and will not take any action causing, or fail to take any action to prevent, any Confidential Information or Trade Secret to lose its character as Confidential Information or a Trade Secret until and unless such Confidential Information or Trade Secret loses its status as Confidential Information or Trade Secret through no fault, either directly or indirectly, of Benstock.  Benstock shall safeguard all documents and things that contain or embody Confidential Information or Trade Secrets, including but not limited to Confidential Information or Trade Secrets stored in an electronic format on any Company computer or personal computer owned or used by Benstock.

4.           RETURN OF DOCUMENTS.  Upon the termination or expiration of this Agreement, Benstock will return to or leave with the Company all documents, records, notebooks, and other repositories of or containing Confidential Information, including all copies thereof, as well as all originals and all copies of Work Made For Hire, or other tangible Company property, whether prepared by Benstock or others, then in Benstock’s possession or under Benstock’s control.

5.           NON-DISPARAGEMENT.  Benstock will not, in any communication, including but not limited to with the media, prospective or actual employers, current or former employees, and current or prospective suppliers, vendors or customers, make any derogatory, disparaging, or critical statement, orally, written, or otherwise, against the Company and/or its directors, officers, employees, representatives, shareholders, suppliers, vendors, customers, or the like.

6.           NON-SOLICITATION OF CUSTOMERS AND BUSINESS PARTNERS.  Unless Benstock receives express written consent from the Chief Executive Officer or the Board of Directors of Superior, Benstock agrees that, during the Term, Benstock shall not, directly or indirectly, on behalf of any person or business other than the Company, solicit or accept business from any customer or customer prospect of the Company, or any representative of the same, or from any business partner or prospective business partner of the Company, or any representative of the same, with a view toward the sale or providing of any service or product competitive with the Company Business and/or that in any way is or may be competitive with the Company.

  a.           For the purpose of this Agreement, “Company Business” shall mean the design, manufacture, distribution, marketing, and advertising of uniforms and image apparel for sale or rental and/or the providing of outsourced call center and/or office services support activities.

7.           NON-SOLICITATION OF EMPLOYEES.  Unless Benstock receives express written consent from the Chief Executive Officer or the Board of Directors of Superior, Benstock agrees that, during the Term, Benstock shall not, directly or indirectly, solicit, recruit, or induce any employee of the Company to work for any person or business which competes with the Company in the Company Business.

8.           RESTRICTIONS ON COMPETITION.  Unless performed for or provided on behalf of the Company, and unless Benstock receives express written consent from the Chief Executive Officer or the Board of Directors of Superior, Benstock agrees that, during the Term, Benstock shall not, directly or indirectly, anywhere in the world, for any person or business which competes with the Company in the Company Business, provide the same or similar duties that he performed on behalf of or in connection with the Company during the last twenty-four (24) months of Benstock’s employment with and/or service as a director for the Company.

9.           WORK MADE FOR HIRE.  Benstock expressly acknowledges and agrees that all discoveries, inventions, processes, designs, plans, writings, creations, programs, product improvements, materials, Confidential Information, and trade secrets (“Work Made for Hire”) whether of a technical nature or not, made or developed by Benstock alone or in conjunction with any other person or entity during the course of Benstock’s employment with and/or service as a director for the Company, which relate to or affect Company Business, shall be the sole and exclusive property of the Company.  Benstock expressly agrees to disclose and release all such Work Made for Hire and all information regarding the same to the Company concurrent with the discovery or development of the same.  Benstock agrees that he will not use or disclose the Company’s Work Made for Hire to benefit a person or entity that competes with the Company, a customer of the Company, an individual, or other entity, without the express, written permission of the Chief Executive Officer or the Board of Directors of Superior.  Benstock hereby irrevocably assigns all such Work Made for Hire to the Company and agrees to execute and deliver promptly to the Company such assignments and other written instruments, and to do such other acts as may be required to patent, copyright, or otherwise protect such Work Made for Hire and to invest the entire right, title, and interest in such Work Made for Hire in the Company.

10.         DUTY OF LOYALTY.  During the Term, Benstock agrees that he will not usurp any Company business opportunity without the express prior written consent of the Chief Executive Officer or the Board of Directors of Superior.  Benstock agrees further to devote and use his best efforts, ability, and skill while providing Advisory Services to the Company.

11.         GENERAL RELEASE OF CLAIMS, AFFIRMATIONS, AND ACKNOWLEDGEMENTS.  Benstock knowingly and voluntarily releases and forever discharges and promises not to sue the Company, its parent corporations, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries, of and from any and all claims, known and unknown, asserted or unasserted, which Benstock has or may have against or related to the Company arising from or relating to his employment with and/or service as a director for the Company as of the date of execution of this Agreement, including, but not limited to, any alleged violation of and/or in conjunction with or related to:

▪	Title VII of the Civil Rights Act of 1964;
▪	The Civil Rights Act of 1991;
▪	Sections 1981 through 1988 of Title 42 of the United States Code;
▪	The Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan);
▪	The Immigration Reform and Control Act;
▪	The Americans with Disabilities Act of 1990;
▪	The Workers Adjustment and Retraining Notification Act;
▪	The Family and Medical Leave Act of 1993, as amended;
▪	The Fair Credit Reporting Act;
▪	The False Claims Act;
▪	The Fair Labor Standards Act of 1938, as amended;
▪	The Occupational Safety and Health Act of 1970, as amended;
▪	The Equal Pay Act of 1963;
▪	The Lilly Ledbetter Fair Pay Act;
▪	The National Labor Relations Act, as amended;
▪	The Uniformed Services Employment and Reemployment Rights Act;
▪	The Vietnam Era Veterans’ Readjustment Assistance Act of 1974;
▪	The Employee Polygraph Protection Act;
▪	The Affordable Care Act;
▪	The Genetic Information and Nondiscrimination Act;
▪	The American Recovery and Reinvestment Act;
▪	The Age Discrimination in Employment Act of 1967 (29 U.S.C. § 626, et. seq.) and the Older Worker Benefit Protection Act;
▪	Florida Civil Rights Act (Fla. Stat. §760.01-760.11 (2011));
▪	Florida Whistleblower Protection Act (Fla. Stat. §448.101-448.105 (2011));
▪	Florida Workers Compensation Retaliation provision (Fla. Stat. §440.205 (2011));
▪	Florida Minimum Wage Act (Fla. Stat. §448.110 (2011));
▪	Florida Constitution, Art. X §24
▪	The Washington Law Against Discrimination;
▪	Wash. Rev. Code §49.60.04 (26) and § 49.60.180;
▪	Any other applicable federal, state or local law, rule, regulation, or ordinance;
▪	Any public policy, contract, tort, or common law;
▪	Any contract between both Benstock and the Company, including, but not limited to, any non-compete & non-solicitation agreement;
▪	Any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters; or
▪
Any claims of discrimination, harassment, breach of implied covenant of good faith and fair dealing, misrepresentation, wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, defamation, retaliation, emotional distress, work-related injury or illness, or any other federal law, state law, municipal law, common law, or law otherwise prohibiting discrimination, retaliation, breach of public privilege, or any other unlawful or tortious behavior.

  In addition, Benstock specifically waives any rights of action and administrative and judicial relief arising from or relating to his employment, which he might otherwise have available in the state and federal courts, including all common law claims and claims under federal and state constitutions, statutes and regulations and federal executive orders and county and municipal ordinances and regulations, as well as before the Wage and Hour Division, the Occupational Safety and Health Administration and any other division or department of the U.S. Department of Labor, the Equal Employment Opportunity Commission, or any other applicable local or regional agency, the National Labor Relations Board or any other federal, state or local administrative agency.

  Benstock promises never to file, participate in or prosecute a lawsuit, action, or proceeding asserting any claims that are released by this Agreement unless compelled by subpoena or court order.  Benstock affirms that Benstock has not filed, caused to be filed, or presently is a party to any claim against the Company.

  Nothing in this Agreement shall be construed to prevent Benstock from (i) filing a charge or complaint with the EEOC or NLRB, or (ii) participating in any investigation or proceeding conducted by the EEOC or NLRB.  If Benstock files such a charge or suit, or if a charge or suit is filed on Benstock’s behalf, Benstock forever waives and relinquishes his right to recover damages resulting from any such charge or suit.

  Nothing in this Agreement shall be construed to impact Benstock’s rights under the Company’s 401K plan and/or any other retirement plan that exists at this time.

  Benstock affirms that he is unaware of any potential violations of federal, state, or local laws or regulations pertaining to the Company and that he has disclosed to the Company any and all information he has acquired or of which he has gained knowledge during his employment with and/or service as a director for the Company concerning any such conduct involving the Company.

  Benstock further affirms that Benstock has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.  Both Parties acknowledge that this Agreement does not limit either Party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency.  To the extent permitted by law, Benstock agrees that if such a claim is made, Benstock shall not be entitled to recover any individual monetary relief or other individual remedies.

  Benstock further affirms that Benstock has reported all hours worked as of the date Benstock signs this release and has been paid and/or has received all compensation, wages, bonuses, commissions, and/or benefits normally paid as of this date.  Benstock affirms that Benstock has been granted any leave to which Benstock was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws and has not been subjected to retaliation for taking such leave.

  Benstock further affirms that Benstock has no unclaimed workplace injuries or occupational diseases.

  Benstock acknowledges and agrees that any corporate card of a financial institution issued to Benstock (“Corporate Card”) will be canceled upon Benstock’s end of employment, if not done so already, and any outstanding balances will be deducted from Benstock’s final paycheck and/or separation paycheck(s) and paid directly to the issuing financial institution to the extent permitted under applicable law.  Benstock hereby authorizes the Company to make such deductions from his final paycheck or separation paycheck(s) and to make payments to the issuing financial institution as described above, in accordance with applicable federal and state law.

12.         NO INCONSISTENT OBLIGATIONS. Benstock is not aware of any obligations, legal or otherwise, that are inconsistent with the terms of this Agreement.  Benstock represents and warrants that Benstock is not a party to any non-compete restrictive covenant or related contractual limitation that would interfere with or hinder his ability to undertake the obligations and expectations of this Agreement.  Benstock will not disclose to the Company, or use, or induce the Company to use, any confidential information or trade secrets of others.  Benstock represents and warrants that he has returned all property and confidential information belonging to all prior employers, other than the Company.

13.         ADVISORY SERVICES.  During the Term, Benstock shall be available to the Company to provide services to the Company, including, but not limited to, maintaining relationships with and attending supplier, vendor, and/or customer meetings, providing sales advice, developing business opportunities, and evaluating Company growth possibilities (collectively, the “Advisory Services”).

  a.           The Advisory Services shall be provided upon only the explicit request of the Chief Executive Officer or the Board of Directors of Superior.  The request for Advisory Services may be withdrawn at any time for any reason.  Upon such withdrawal, Benstock immediately shall stop providing those Advisory Services.

  b.           Benstock has discretion as to on which calendar days and which hours of those days the requested Advisory Services are performed.  The Advisory Services may be provided at any business-appropriate location of Benstock’s choosing, with due consideration given to the preferences of the Company and the person or entity with which Benstock is meeting.

14.         REMUNERATION.  In consideration for Benstock’s compliance with this Agreement, Benstock shall be compensated one hundred and fifty thousand dollars ($150,000.00) per Period of the Agreement, for a total of four hundred and fifty thousand dollars ($450,000.00).  The one hundred and fifty thousand dollars ($150,000.00) that pertains to the first Period of the Agreement shall be paid within two (2) weeks after the Effective Date of the Agreement.  The one hundred and fifty thousand dollars ($150,000.00) that pertains to the second Period of the Agreement shall be paid in four (4) equal installments, with each installment payment to be paid according to the following schedule:  first payment to be made during the month of December, 2013, but in no event before the applicable Period Start Date; the second payment to be made during March, 2014; the third payment to be made during June, 2014; and the fourth payment to be made during September, 2014.  The one hundred and fifty thousand dollars ($150,000.00) that pertains to the third and final Period of the Agreement shall be paid in four (4) equal installments, with each installment payment to be paid according to the following schedule:  first payment to be made during the month of December, 2014, but in no event before the applicable Period Start Date; the second payment to be made during March, 2015; the third payment to be made during June, 2015; and the fourth payment to be made during September, 2015.

15.         ANCILLARY COSTS.  Superior shall pay for or reimburse Benstock for all pre-approved travel, lodging, entertainment, and business expenses.  Benstock shall have access to the automobile currently being used by him for the remainder of the lease term; subsequent to that, at the Company’s discretion, the Company may provide Benstock access to a different automobile.  The Company shall pay for the applicable automobile insurance.

16.         TAXES.  Benstock shall be responsible for the payment of any and all federal, state, and local taxes related to remuneration paid pursuant to this Agreement.  Benstock shall have full responsibility for applicable withholding taxes for all remuneration paid to Benstock pursuant to this Agreement, and for compliance with all applicable labor and employment requirements with respect to Benstock’s self-employment, sole proprietorship, or other form of business organization, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements.  Benstock agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes or labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any remuneration paid to Benstock.

17.         OFFICE USE.  Benstock shall be afforded the use of an office and associated administrative support services, at the discretion of the Chief Executive Officer of Superior.

18.         INDEPENDENT CONTRACTOR.  Should Benstock provide Advisory Services for the Company, Benstock shall at all times be an independent contractor and shall be responsible for determining when he will perform the Advisory Services.  Benstock acknowledges and agrees that Benstock shall not be eligible for any Company employee benefits and, to the extent Benstock otherwise would be eligible for any Company employee benefits but for the express terms of this Agreement, Benstock hereby expressly declines to participate in such Company employee benefits.

19.         REMEDY.  Benstock acknowledges that the covenants specified in Sections 3-11 contain reasonable limitations as to time, geographic area, and scope of activities to be restricted, and that such promises do not impose a greater restraint on Benstock than is necessary to protect the goodwill, Confidential Information, Trade Secrets, customer, supplier, vendor and employee relations, and other legitimate business interests of the Company.  Benstock also acknowledges and agrees that any violation of the restrictive covenants and other terms set forth in Sections 3-11 would bestow an unfair competitive advantage upon any person or entity which might benefit from such violation, and would necessarily result in substantial and irreparable damage and loss to the Company.  Accordingly, in the event of a breach or a threatened breach by Benstock of any of Sections 3-11 of this Agreement, the Company shall be entitled to an injunction restraining Benstock from such breach or threatened breach.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Benstock.  In the event that the Company should seek an injunction, Benstock waives any requirements that the Company post a bond or any other security.

20.         LEGAL COMPLIANCE.  Benstock warrants that at all times he will comply with all applicable laws and regulations, including, but not limited to, 42 U.S.C. § 1320a-7b(b) (commonly known as the Anti-Kickback Statute), 42 U.S.C. § 1395m(a)(17) (commonly known as the Anti-Solicitation Statute), 31 U.S.C. § 3729 (commonly known as the False Claims Act), and any other applicable federal or state law provision governing fraud, abuse, or referrals under the Medicare or Medicaid programs, as such provisions may be amended from time to time.

21.         GOVERNING LAW; JURISDICTION.  This Agreement shall be deemed to have been made and entered into in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions therein.  The Parties agree that exclusive venue and jurisdiction with respect to any dispute, controversy, or claim under this Agreement shall be in either the Sixth Judicial Circuit for the State of Florida, located in Pinellas County, Florida, or the federal courts of the Middle District of Florida, Tampa Division.  Benstock affirms that he has sufficient contact with Florida such that he could reasonably anticipate being haled into said courts in Florida regarding this Agreement or any other contract or issues arising between the Parties.  Superior shall have the right, alternatively, to elect to enforce this Agreement in a state in which Benstock is working or residing at the time this Agreement ends and, if Superior so elects that state’s jurisdiction, Benstock also agrees that he waives any and all personal rights under the laws of that state to object to jurisdiction and venue therein for purposes of Superior seeking to enforce this Agreement in that state using that state’s laws.

22.         ATTORNEYS’ FEES.  In the event of a lawsuit related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including those for in-house counsel, those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs.  The reasonable costs to which the prevailing party is entitled shall include costs that are taxable under any applicable statute, rule, or guideline, as well as non-taxable costs, including, but not limited to, costs of investigation, copying costs, electronic discovery costs, electronic research, telephone charges, mailing and delivery charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether such costs are otherwise taxable.

23.         WAIVER OF JURY TRIAL/CLASS OR COLLECTIVE ACTION.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.  BENSTOCK AGREES TO WAIVE ANY RIGHT HE MAY HAVE TO BE A MEMBER OF A CLASS OR COLLECTIVE ACTION LAWSUIT OR A REPRESENTATIVE OF A CLASS OR COLLECTIVE ACTION LAWSUIT AGAINST THE COMPANY (OR ITS OWNERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, OR AGENTS) RELATED TO OR ARISING OUT OF BENSTOCK’S RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OR EXPIRATION OF THAT RELATIONSHIP.

24.         DISCLOSURE OF AGREEMENT.  The Company may disclose this Agreement and its terms to any future or prospective employer of Benstock.

25.         FORCE MAJEURE.  The Company shall not be responsible for its failure to perform or delay in performing if performance failed or was delayed due to an act of God, war, act of a public enemy, terrorism, civil disturbance, strike, fire, flood, telecommunication failure, bank failure, or other similar cause wholly beyond the Company’s control.

26.         AMENDMENTS OR MODIFICATIONS. No amendments or modifications to this Agreement shall be binding on any of the Parties, unless such amendment or modification is in writing and executed by the Parties to this Agreement.  No term, provision, or clause of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and executed by the Parties.

27.         NOTICE. If, at any time, Benstock believes that for any reason Benstock is no longer bound by this Agreement, Benstock must notify Superior in writing within thirty (30) days of the circumstance or event which forms the basis for such belief.  Such notice shall state with particularity the circumstance or event that forms the basis for Benstock’s belief.  Failure to strictly comply with this notice requirement on a timely basis shall serve as a waiver of Benstock’s contention that Benstock no longer is bound by this Agreement.  After receipt of such notice, Superior shall have thirty (30) days to remedy the circumstance or event.  If Superior remedies the circumstance or event, this shall serve as a waiver of Benstock’s contention that Benstock no longer is bound by this Agreement.  Any effort by Superior to remedy the circumstance or event shall in no way be construed as any sort of admission that the circumstance or event relieves Benstock of Benstock’s obligations under the Agreement.  Any notice to Superior shall be delivered by U.S. Mail, postage prepaid, return receipt requested, to the following address:

Chairperson of the Board of Directors
Superior Uniform Group, Inc.
10055 Seminole Boulevard
Seminole, Florida 33772-2539

With a copy to:

Chief Executive Officer
Superior Uniform Group, Inc.
10055 Seminole Boulevard
Seminole, Florida 33772-2539

28.         AMBIGUITY.  The Parties agree that any ambiguity in this Agreement, if any, shall not be held against any one Party, as both Parties participated in the drafting of this Agreement.

29.         ASSIGNMENT.  The terms and provisions of this Agreement shall inure to the benefit of and be binding upon Superior and its successors and assigns.  Superior shall have the right to assign this Agreement to a successor to all or substantially all of the business or assets of Superior and/or the Company or to any subsidiary, division, or part of the Company for which Benstock provides Advisory Services.

30.         SEVERABILITY.  The Parties believe that the restrictions and covenants in this Agreement are, under the circumstances, reasonable and enforceable.  However, if any one or more of the provisions contained in this Agreement shall, for any reason under the law as it shall then be construed, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement.  In such an instance, this Agreement shall be construed as if such invalid, illegal, or unenforceable provision never had been contained in the Agreement.  Additionally, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

31.         ENTIRE AGREEMENT.  This document constitutes the entire written expression of all terms of the Agreement, and supersedes all proposals, oral or written, and all other communications between the Parties, related to the subject matter of this Agreement.  No amendment of this Agreement shall be effective unless reduced to writing and executed by the Parties.

32.         COUNTERPARTS.  This Agreement may be signed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that Benstock and Superior did not sign the same counterpart.  Benstock and Superior agree that a signature transmitted by facsimile or in PDF format shall be effective to bind the Party that transmitted the signature.

*           *           *

  Benstock is advised that he has up to twenty-one (21) calendar days to consider this Separation, General Release and Non-Compete Agreement, including the general release section.  Benstock also is advised to consult with an attorney prior to Benstock’s signing of this Agreement.

  Benstock may revoke this Separation, General Release and Non-Compete Agreement for a period of seven (7) calendar days following the date Benstock signs the Agreement.  Any revocation within this period must be submitted, in writing, to Jordan M. Alpert, Vice President, General Counsel and Secretary, and state, “I hereby revoke my acceptance of our Separation, General Release and Non-Compete Agreement.”  The revocation must be mailed to Jordan M. Alpert, Vice President, General Counsel and Secretary, Superior Uniform Group, Inc., 10055 Seminole Blvd, Seminole, FL 33772, and postmarked within seven (7) calendar days after Benstock signs the Agreement.

  Benstock agrees that any modifications, material or otherwise, made to this Separation, General Release and Non-Compete Agreement do not restart or affect in any manner the original up to twenty-one (21) calendar day consideration period.

  Benstock acknowledges that Benstock has read and understands the provisions of this Separation, General Release and Non-Compete Agreement, that Benstock has been given an opportunity for Benstock’s legal counsel to review this Agreement, that the provisions of this Agreement are reasonable, that Benstock enters into this Agreement voluntarily without duress or pressure from the Company and with full knowledge and understanding of the contents, nature, and effect of this Agreement, and that Benstock has received a copy of this Agreement.

IN WITNESS WHEREOF, Benstock and Superior knowingly and voluntarily have executed this Separation, General Release and Non-Compete Agreement as of the Effective Date.

GERALD M. BENSTOCK

/s/ Gerald M. Benstock
Gerald M. Benstock	Witness Name:

Witness Name:

SUPERIOR UNIFORM GROUP, INC.

/s/ Sidney Kirschner
Sidney Kirschner
Chairperson of the Board of Directors

/s/ Michael Benstock
Michael Benstock
Chief Executive Officer